EXHIBIT 23B






                           May 2, 2001



Board of Directors
Mortgage Professionals Lead Source, Inc.
3406 South Highland Drive
Salt Lake City, Utah 84106

     RE:  Consent Letter of Legal Counsel
          SB-1 Registration

Dear "Mortgage" Board of Directors:

      This letter will affirm the consent of the undersigned counsel to Mortgage Professionals Lead Source, Inc. for his name and the name of his associated firm to be used in the SB-1 Registration Statement and any subsequent amendment thereto being filed with the SEC prepared through our office. The undersigned and associated firm members consent to their name being used as the designated experts for the company as its securities counsel for this registration. The undersigned also consents to the use of his opinion letter "In Re Legality" concerning this offering and the company as part of the filed exhibits to the Registration Statement.

                                   Sincerely,

                                    /S/ Julian D. Jensen
--------------------------
                                   Julian D. Jensen
                                   Attorney at Law








Mortgage/L.Consent